EXHIBIT 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Ducommun Incorporated (the “Company”) on Form 10-Q for the period ending September 27, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony J. Reardon, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
Chairman and Chief Executive Officer
October 27, 2014

In connection with the Quarterly Report of Ducommun Incorporated (the “Company”) on Form 10-Q for the period ending September 27, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph P. Bellino, Vice President, Treasurer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph P. Bellino
Joseph P. Bellino
Vice President, Treasurer and Chief Financial Officer
October 27, 2014

The foregoing certification is accompanying the Form 10-Q solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 10-Q or as a separate disclosure document.